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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2002

CONDOR TECHNOLOGY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23635 (Commission File Number)	54-1814931 (I.R.S. Employer Identification No.)
2745 Hartland Road Falls Church, Virginia (Address of principal executive offices)	22043-3529 (Zip Code)

Registrant's telephone number, including area code: (703) 698-7711

(Former name or former address, if changed since last report)

Item 2.

        Effective as of December 31, 2002, the Registrant sold all of the assets and going business of the Registrant, consisting of the Infrastructure Services Division of the Registrant, to International Shared Services, Inc., a Pennsylvania corporation ("Purchaser"), and a subsidiary of Geisinger Health System, for a cash purchase price of $2,475,000, plus the assumption of certain debt by Purchaser. The assets sold to Purchaser, located primarily in Langhorne, Pennsylvania, comprised substantially all of the assets of the Registrant and its subsidiaries and approximately 100% of the consolidated revenue of the Registrant and its subsidiaries for the month ended December 31, 2002.

        Pursuant to a Plan of Liquidation adopted by the Registrant on October 30, 2002, the Registrant has sold its remaining businesses as part of an orderly disposition of its remaining assets. As a result of the size of the Registrant's debt obligations (even after repayment of certain debts with the proceeds of the foregoing transaction), no funds generated by the liquidation of the Registrant's remaining assets will be available for distribution to stockholders. Pursuant to the Plan of Liquidation, the Registrant plans to file a Certificate of Dissolution with the Secretary of State of the State of Delaware as soon as practicable.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDOR TECHNOLOGY SOLUTIONS, INC.

Date: January 3, 2003	By	/s/ J. L. Huitt, Jr. J. L. Huitt, Jr. President and Chief Executive Officer

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  Item 2.
SIGNATURE